MMI PRODUCTS, INC.

$50,000,000

13% Series A Senior Subordinated Notes due 2007

Exchange and Registration Rights Agreement

July 6, 2001

BEAR, STEARNS & CO. INC.

THIS EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of July 6, 2001, by and between MMI Products, Inc., a Delaware corporation (the "Company"), and Bear, Stearns & Co. Inc. (the "Initial Purchaser"), who has agreed to purchase the Company's 13% Series A Senior Subordinated Notes due 2007 (the "Series A Notes") pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated June 28, 2001 (the "Purchase Agreement"), by and between the Company and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Series A Notes, the Company has agreed to provide the exchange offer and registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligation of the Initial Purchaser set forth in Section 2 of the Purchase Agreement.

The parties hereby agree as follows:

  DEFINITIONS

  As used in this Agreement, the following capitalized terms shall have the following meanings:

  Act: The Securities Act of 1933, as amended.

  Broker-Dealer: Any broker or dealer registered under the Exchange Act.

  Cash Payment: The present value of the difference between the remaining interest payments, excluding accrued but unpaid interest, on the 13% Senior Subordinated Notes, on the one hand, from the Exchange Date through April 15, 2007 and the remaining interest payments to be paid on the 11.25% Exchange Notes, on the other hand, from the Exchange Date through April 15, 2007, calculated using a discount rate of 13% per annum.

  Closing Date: The date of this Agreement.

  Commission: The Securities and Exchange Commission.

  Consummation: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Registered Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Registered Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted 13% Notes that were properly tendered by Holders thereof pursuant to the Registered Exchange Offer.

  Damages Payment Date: With respect to the Transfer Restricted 13% Notes, each Interest Payment Date.

  Effectiveness Target Date: As defined in Section 6.

  Exchange Offer Registration Statement: The Registration Statement relating to the Registered Exchange Offer, including the related Prospectus.

  Holder: As defined in Section 2(b) hereof.

  Indemnified Holder: As defined in Section 9(a) hereof.

  Indenture: The Indenture, dated as of July 6, 2001, between the Company and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"), pursuant to which the 13% Senior Subordinated Notes are to be issued, as amended or supplemented from time to time in accordance with the terms thereof.

  Initial Purchaser: As defined in the preamble hereto.

  Interest Payment Date: As defined in the Indenture and the 13% Senior Subordinated Notes.

  Liquidated Damages: As defined in Section 6 hereof.

  NASD: National Association of Securities Dealers, Inc.

  Person: An individual, partnership, limited liability company, corporation, trust, association or other unincorporated organization, or a government or agency or political subdivision thereof.

  Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

  Record Holder: With respect to any Damages Payment Date, each Person who is a Holder of Transfer Restricted 13% Notes entitled to receive Liquidated Damages pursuant to Section 6 of this Agreement on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

  Registered Exchange Offer: The registration by the Company under the Act of the Series B Notes pursuant to an Exchange Offer Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted 13% Notes the opportunity, subject to the provisions of this Agreement, to exchange all such outstanding Transfer Restricted 13% Notes held by such Holders for Series B Notes in an aggregate principal amount equal to the aggregate principal of the Transfer Restricted 13% Notes tendered in such Registered Exchange Offer by such Holder.

  Registration Default: As defined in Section 6 hereof.

  Registration Statement: Any registration statement of the Company relating to (a) an offering of Series B Notes pursuant to a Registered Exchange Offer, (b) the registration for resale of Transfer Restricted 13% Notes pursuant to a 13% Note Shelf Registration Statement, or (c) the registration for resale of Transfer Restricted 11.25% Exchange Notes pursuant to a 11.25% Note Shelf Registration Statement which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

  Series B Notes: The Company's 13% Series B Senior Subordinated Notes due 2007 to be issued pursuant to the Indenture in the Registered Exchange Offer.

  Shelf Registration Statements: The 13% Note Shelf Registration Statement or the 11.25% Note Shelf Registration Statement, as applicable.

  Specified Participant: In the case of (a) the Shelf Registration Statements (or any amendment or supplement thereto), any selling Holder and the underwriter(s), if any, with respect to the Transfer Restricted Notes that are the subject thereof and (b) the Exchange Offer Registration Statement (or any amendment or supplement thereto), any Broker-Dealer that has given written notice to the Company that such Broker-Dealer intends to participate in the Registered Exchange Offer or has participated in the Registered Exchange Offer.

  TIA: The Trust Indenture Act of 1939, as in effect on the date of the Indenture.

  Transfer Restricted Notes: Collectively, the Transfer Restricted 11.25% Exchange Notes and the Transfer Restricted 13% Notes.

  Transfer Restricted 11.25% Exchange Notes: The Company's 11.25% Exchange Notes issued in exchange for Transfer Restricted 13% Notes in the 11.25% Note Exchange Offer until the earliest to occur of (i) the date on which such 11.25% Exchange Note has been disposed of in accordance with an 11.25% Note Shelf Registration Statement, (ii) the date on which such 11.25% Exchange Note is distributable to the public pursuant to Rule 144(k) under the Act and (iii) with respect to each 11.25% Exchange Note held by a Broker-Dealer, the date on which such 11.25% Exchange Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the 11.25% Note Shelf Registration Statement (including the delivery of the Prospectus contained therein).

  Transfer Restricted 13% Notes: Each (A) Series A Note, until the earliest to occur of (i) the date on which such Series A Note is exchanged in the Registered Exchange Offer for a Series B Note, (ii) the date on which such Series A Note has been disposed of in accordance with the 13% Note Shelf Registration Statement, or (iii) the date on which such Series A Note is distributable to the public pursuant to Rule 144(k) under the Act and (B) each Series B Note held by a Broker-Dealer until the date on which such Series B Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

  Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

  11.25% Exchange Notes: The Company's 11.25% Senior Subordinated Notes due 2007 issued in connection with the 11.25% Note Exchange Offer.

  11.25% Note Exchange Offer: The offer by the Company pursuant to Section 3(a)(9) of the Act, or pursuant to another available exemption from the registration and prospectus delivery requirements of the Act, to which the Company offers the Holders of all outstanding 13% Senior Subordinated Notes, the opportunity, subject to the provisions of this Agreement, to exchange all or a portion of such Holders' 13% Senior Subordinated Notes, on a par for par basis, for 11.25% Exchange Notes, plus the Cash Payment applicable to such Holders' 13% Senior Subordinated Notes properly tendered in such exchange.

  11.25% Note Indenture: The Indenture, dated as of April 16, 1997, between the Company and U.S. Trust Company of Texas, N.A., as trustee (the "11.25% Note Trustee"), pursuant to which the 11.25% Exchange Notes are to be issued, as amended or supplemented from time to time in accordance with the terms thereof.

  11.25% Note Shelf Registration Statement: As defined in Section 5.

  13% Note Shelf Filing Deadline: As defined in Section 4 hereof.

  13% Note Shelf Registration Statement: As defined in Section 4 hereof.

  13% Senior Subordinated Notes: The Company's 13% Senior Subordinated Notes due 2007 issuable pursuant to the Indenture.

  SECURITIES SUBJECT TO THIS AGREEMENT

    Transfer Restricted Notes

    The securities entitled to the benefits of this Agreement are the Transfer Restricted 13% Notes and the Transfer Restricted 11.25% Exchange Notes, but in each case only to the extent set forth herein.

    Holders of Transfer Restricted Notes

  A Person is deemed to be a holder of Transfer Restricted Notes (each, a "Holder"), whenever such Person owns such Transfer Restricted Notes of record.

  REGISTERED EXCHANGE OFFER

    Unless the Registered Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 7(a) below have been complied with), the Company shall use its best efforts to (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date, a Registration Statement under the Act relating to the Series B Notes and the Registered Exchange Offer, (ii) use its best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Registered Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Registered Exchange Offer. The Registered Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for the Transfer Restricted 13% Notes and to permit resales of Series B Notes that are Transfer Restricted 13% Notes held by Broker-Dealers as contemplated by Section 3(c) below.

    The Company shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Registered Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Registered Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company shall cause the Registered Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Registered Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective and not later than 45 days thereafter (or such longer period as may be required by law).

    The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Series A Notes that are Transfer Restricted 13% Notes and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted 13% Notes acquired directly from the Company) may exchange such Series A Notes pursuant to the Registered Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Series B Notes that are Transfer Restricted 13% Notes received by such Broker-Dealer in the Registered Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other material information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Series B Notes that are Transfer Restricted 13% Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

  The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 7(c) below to the extent necessary to ensure that it is available for resales of Series B Notes that are Transfer Restricted 13% Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

  The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective in order to facilitate such resales.

  SHELF REGISTRATION

    Shelf Registration

    If (i) the Registered Exchange Offer is not available to any Holder or may not be Consummated because, in either case, it would violate applicable securities laws or because the applicable interpretations of the staff of the Commission would not permit the Company to effect the Registered Exchange Offer (after the procedures set forth in Section 7(a) below have been complied with) or (ii) the Company has not Consummated the Registered Exchange Offer within 225 days of the Closing Date, then the Company shall use its best efforts to:

    (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (the "13% Note Shelf Registration Statement") on or prior to the earliest to occur of (1) the 30th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement or to Consummate the Registered Exchange Offer; (2) if the Company completes the Registered Exchange Offer and there are Holders of Transfer Restricted 13% Notes that could not participate in the Registered Exchange Offer, the 30th day after the date on which the Company Consummates the Registered Exchange Offer; and (3) the 255th day after the Closing Date (such earliest date being the "13% Note Shelf Filing Deadline"), which 13% Note Shelf Registration Statement shall provide for resales of all Transfer Restricted 13% Notes the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

    (y) cause such 13% Note Shelf Registration Statement to be declared effective by the Commission on or before the 120th day after the obligation to file such 13% Note Shelf Registration Statement arises.

    The Company shall use its best efforts to keep such 13% Note Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 7(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted 13% Notes by the Holders of Transfer Restricted 13% Notes entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of two years following the Closing Date, or if earlier, the date on which all Transfer Restricted 13% Notes covered by the 13% Note Shelf Registration Statement have been sold; provided, however, that the Company agrees to use its best efforts to keep the 13% Note Shelf Registration Statement effective, for so long as any affiliate of the Company that is a Holder of Transfer Restricted 13% Notes is required to deliver a prospectus in connection with resales of Transfer Restricted 13% Notes, provided that counsel to the Company agrees that such requirement exists.

    Provision by Holders of Certain Information in Connection with the 13% Note Shelf Registration Statement

  No Holder of Transfer Restricted Notes may include any of its Transfer Restricted 13% Notes in any 13% Note Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with the 13% Note Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted 13% Notes shall be entitled to Liquidated Damages pursuant to Section 6 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which the 13% Note Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

  11.25% nOTE eXCHANGE OFFER AND 11.25% nOTE SHELF REGISTRATION STATEMENT

    The Company shall use reasonable efforts to cause an exchange pursuant to Section 3(a)(9) of the Act, or such other available exemption from the registration and prospectus delivery requirement of the Act, of Series A Notes and Series B Notes for newly issued 11.25% Exchange Notes, plus the Cash Payment. In connection with the foregoing, the Company shall cause all necessary filings in connection with the registration and qualification of the 11.25% Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit consummation of the 11.25% Note Exchange Offer. Unless the 11.25% Note Exchange Offer shall not be permissible under applicable law or Commission policy, the Company shall use its reasonable efforts to cause the 11.25% Note Exchange Offer to be consummated on or prior to 240 days after the Closing Date.

    Upon the request of any Holder of Transfer Restricted 11.25% Exchange Notes following completion of the 11.25% Note Exchange Offer, the Company shall use its best efforts to: (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act (the "11.25% Note Shelf Registration Statement") on or prior to the 60th day after completion of the 11.25% Note Exchange Offer, which 11.25% Note Shelf Registration Statement shall provide for resales of all Transfer Restricted 11.25% Exchange Notes the Holders of which shall have provided the information required pursuant to Section 5(c) below; and (y) cause such 11.25% Note Shelf Registration Statement to be declared effective by the Commission on or before the 150th day following the completion of the 11.25% Note Exchange Offer.

    The Company shall use its best efforts to keep such 11.25% Note Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 7(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted 11.25% Exchange Notes by the Holders of Transfer Restricted 11.25% Exchange Notes entitled to the benefit of this Section 5(b), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of two years following the Closing Date, or if earlier, the date on which all Transfer Restricted 11.25% Notes covered by the 11.25% Note Shelf Registration Statement have been sold; provided, however, that the Company agrees to use its best efforts to keep the 11.25% Note Shelf Registration Statement so effective, for so long as any affiliate of the Company that is a Holder of Transfer Restricted 11.25% Notes is required to deliver a prospectus in connection with resales of Transfer Restricted 11.25% Notes, provided that counsel to the Company agrees that such requirement exists.

    No Holder of Transfer Restricted 11.25% Exchange Notes may include any of its Transfer Restricted 11.25% Exchange Notes in any 11.25% Note Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with the 11.25% Note Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which the 11.25% Note Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

  LIQUIDATED DAMAGES

  If (i) either the Exchange Offer Registration Statement or the 13% Note Shelf Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) either the Exchange Offer Registration Statement or the 13% Note Shelf Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Registered Exchange Offer has not been Consummated within 45 days (or such longer period as may be required by law) after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement (assuming that the Company is required pursuant to Section 3 of this Agreement to file the Exchange Offer Registration Statement and to Consummate the Registered Exchange Offer) or (iv) either the Exchange Offer Registration Statement or the 13% Note Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (during the period that such Exchange Offer Registration Statement or 13% Note Shelf Registration Statement is required to be kept effective or usable for its intended purpose) without being succeeded immediately by a post-effective amendment to such Exchange Offer Registration Statement or 13% Note Shelf Registration Statement that causes such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted 13% Notes affected by such Registration Default on each Interest Payment Date accruing from and after the date of each Registration Default, and shall continue to accrue thereafter until such Registration Default has been cured or waived, at a rate equal to 0.25% per annum of the principal amount of such Transfer Restricted 13% Notes during the first 90-day period immediately following the occurrence of such Registration Default, which rate shall increase by an additional 0.25% per annum on the first day of each subsequent 90-day period up to a maximum rate equal to 1.0% per annum. All accrued Liquidated Damages shall be paid to Record Holders by the Company in the manner provided in the Indenture. Following the cure or waiver of all Registration Defaults relating to any particular Transfer Restricted 13% Notes or at such time as such Registration Default is no longer applicable, the accrual of Liquidated Damages with respect to such Transfer Restricted 13% Notes will cease.

  All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted 13% Note at the time such security ceases to be a Transfer Restricted 13% Note shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

  REGISTRATION PROCEDURES

    Exchange Offer Registration Statement

    In connection with the Registered Exchange Offer, the Company shall comply with all of the provisions of Section 7(c) below, shall use its best efforts to effect the Registered Exchange Offer to permit the sale of the Series B Notes being transferred in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

      If in the reasonable opinion of counsel to the Company there is a significant question as to whether the Registered Exchange Offer is permitted by applicable law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate a Registered Exchange Offer for such Series A Notes. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such a Registered Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

      As a condition to its participation in the Registered Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted 13% Notes shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Series B Notes to be issued in the Registered Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted 13% Notes shall otherwise cooperate in the Company's preparations for the Registered Exchange Offer. Each Holder will be required to acknowledge and agree (as set forth in the letter of transmittal contemplated by the Exchange Offer Registration Statement) that, if it is a Broker-Dealer or if such Holder intends to use the Registered Exchange Offer to participate in a distribution of the securities to be acquired in the Registered Exchange Offer, such Holder (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired by such Holder directly from the Company.

      Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall, if requested by the Commission, provide a supplemental letter to the Commission (A) stating that the Company is registering the Registered Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Registered Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Registered Exchange Offer.

    Shelf Registration Statements

    In connection with any Shelf Registration Statement, the Company shall comply with all the provisions of Section 7(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Notes being sold in accordance with the intended method or methods of distribution thereof and, pursuant thereto, the Company will as expeditiously as possible (within the timeframe set forth in Section 4 and 5, as applicable) prepare and file with the Commission such Shelf Registration Statements relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Notes in accordance with the intended method or methods of distribution thereof.

    General Provisions

    In connection with any Registration Statement and any Prospectus required by this Agreement to permit the exchange of the Series A Notes or the sale or resale of Transfer Restricted Notes (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Notes by Broker-Dealers) the Company shall:

      use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Sections 3, 4 or 5 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for the exchange of the Series A Notes or the resale of Transfer Restricted Notes covered by such Registration Statement, as applicable, during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

      prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3, 4 or 5 hereof, as applicable, or such shorter period as will terminate when all Series A Notes have been exchanged in the Registered Exchange Offer or when all Transfer Restricted Notes covered by such Registration Statement, as applicable, have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

      advise the Specified Participants promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Notes covered by such Registration Statement, as applicable, for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements of material fact therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Notes, as applicable under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

      furnish to each Specified Participant before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least three business days, and the Company shall not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Notes covered by such Registration Statement, as applicable, or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

      promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Specified Participant, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

      make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to a Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any managing underwriter(s), all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with the applicable Shelf Registration Statement subsequent to the filing thereof and prior to its effectiveness;

      if requested by any Specified Participant, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Notes covered by such Registration Statement, as applicable, information with respect to the principal amount of such Transfer Restricted Notes, information with respect to the principal amount of such Transfer Restricted Notes being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of such Transfer Restricted Notes to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

      cause the Series B Notes or Transfer Restricted Notes, as applicable, covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the managing underwriter(s), if any;

      furnish to each Specified Participant, without charge, at least one conformed copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

      deliver to each Specified Participant, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Notes, as applicable, covered by the Prospectus or any amendment or supplement thereto;

      In connection with an underwritten offering of Transfer Restricted Notes pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter(s) in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Notes, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries, if any, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain an opinion of counsel to the Company and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountant(s) of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as may be reasonably requested by underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification and contribution provisions and procedures no less favorable than those set forth in Sections 9 and 10 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Transfer Restricted Notes covered by such Registration Statement and the managing underwriter(s) or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder. In addition, notwithstanding anything herein to the contrary, in connection with any other offering of Transfer Restricted Notes pursuant to a Shelf Registration Statement, the Company shall obtain those items specified in clauses (ii) and (iii) of the foregoing sentence concurrently with the effectiveness of the Shelf Registration Statement and any post-effective amendments thereto;

      prior to any public offering of Transfer Restricted Notes pursuant to a Shelf Registration Statement, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Notes under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Notes covered by such Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to such Registration Statement, in any jurisdiction where it is not now so subject;

      cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Series B Notes to be issued in the Registered Exchange Offer, or Transfer Restricted Notes to be sold, as applicable, not bearing any restrictive legends; and enable such Series B Notes and Transfer Restricted Notes to be in such denominations and registered in such names and the Holders or underwriter(s), if any, may request at least two business days prior to any issuance of the Series B Notes or sale of Transfer Restricted Notes, as applicable, made by such underwriter(s);

      use its best efforts to cause the Series B Notes or Transfer Restricted Notes, as applicable, covered by the Registration Statement to be registered with or approved by such other governmental agencies of authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to Consummate the exchange of Series B Notes for the Series A Notes or the disposition of such Transfer Restricted Notes, except as may be required solely as a consequence of the nature of such Seller's business (in which case the Company will cooperate in all reasonable respects);

      if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Series B Notes or Transfer Restricted Notes, as applicable, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

      provide a CUSIP number for all Series B Notes and Transfer Restricted Notes, as applicable, not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Series B Notes and Transfer Restricted Notes, as applicable, which are in a form eligible for deposit with The Depository Trust Company;

      cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required in accordance with the rules and regulations of the NASD;

      otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which the Series B Notes are issued or the Transfer Restricted Notes are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

      cause the Indenture to be qualified under the TIA not later than the effective date of the 13% Note Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Transfer Restricted 13% Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

      use its best efforts to cause all Series B Notes or Transfer Restricted Notes covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Series A Notes or the managing underwriter(s), if any; and

      provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

  Each Holder agrees by acquisition of a Transfer Restricted Note, as applicable, that upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 7(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of the Transfer Restricted Notes pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(c)(xvi) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in this Prospectus. If so desired by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Notes that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Sections 3, 4 or 5 hereof, as applicable, shall be extended by the number of days during the period from the date of such notice to the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 7(c)(xv) hereof or shall have received the Advice.

  REGISTRATION EXPENSES

    All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filing made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities law; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Registered Exchange Offer, the 11.25% Exchange Notes issued in the 11.25% Note Exchange Offer and printing of Prospectuses in the case of an Underwritten Offering, if required by the managing underwriter(s)), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company (subject to reimbursement provisions in the Purchase Agreement) and, in the context specified in Section 8(b) below, the Holders and Transfer Restricted Notes; (v) all application and filing fees in connection with listing Transfer Restricted Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

    The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

    In connection with any Shelf Registration Statement, if applicable, the Company will reimburse the Initial Purchaser and the Holders of Transfer Restricted Notes being resold pursuant to the "Plan of Distribution" contained therein, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Notes for whose benefit such Registration Statement is being prepared. Such Holders shall be responsible for any and all other out-of-pocket expenses of the Holders of Transfer Restricted Notes incurred in connection with the registration of the Transfer Restricted Notes of such Holders, including, in the case of an Underwritten Offering, the discounts and commissions of the underwriters in connection with such underwriting.

  INDEMNIFICATION

    The Company agrees to indemnify and hold harmless (i) each Holder, (ii) each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners and employees of any Holder or any controlling person (any person referred to in clauses (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any investigation or litigation, commended or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission made therein upon and in conformity with written information furnished to the Company by or on behalf of any of the Holders expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

    Each Holder of Transfer Restricted Notes agrees, severally and not jointly, to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to information relating to such Holder furnished in writing by such Holder for use in any Registration Statement, or in any amendment thereof or supplement thereto: provided, however, that in no case shall any selling Holder be liable or responsible for any amount in excess of proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity will be in addition to any liability which the Holder may otherwise have, including under this Agreement.

    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 or otherwise except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notified an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have been advised by counsel that there may be legal defenses available to it or them which are different from or additional to those available to the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided that such consent was not unreasonably withheld.

  CONTRIBUTION

  In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Holders on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after the deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than a Holder, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company, or any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on one hand, and each Holder, on the other hand, from the offering of the Series A Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 9, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on one hand, and the Holders on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on one hand, and the Holders, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Series A Notes (net of discounts but before deducting expenses) received by the Company and (ii) the discounts and commissions received by the Initial Purchaser respectively. The relative fault of the Company, on one hand, and of each Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder of Transfer Restricted Notes agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 10, (i) in no case shall any Holder be required to contribute any amount in excess of the amount by which the proceeds received by such Holder upon the sale of the Transfer Restricted Notes giving rise to such obligation exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (with the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations. For purposes of this Section 10, (A) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of such Holder or any controlling persons shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld.

  RULE 144A

  The Company hereby agrees with each Holder, for so long as any Transfer Restricted Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, to make available to any Holder or beneficial owner of Transfer Restricted Notes in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Notes from such Holder or beneficial owner, in each case upon request, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Notes pursuant to Rule 144A.

  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

  SELECTION OF UNDERWRITERS

  The Holders of Transfer Restricted Notes covered by a Shelf Registration Statement who desire to do so may sell such Transfer Restricted Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

  MISCELLANEOUS

    Remedies

    The Company agrees that monetary damages (including the liquidated damages contemplated thereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

    No Inconsistent Agreements

    The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

    Amendments and Waivers

    The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereby may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of the Transfer Restricted Notes. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Registered Exchange Offer or the 11.25% Note Exchange Offer, as applicable, and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Registered Exchange Offer or such 11.25% Note Exchange Offer, as applicable, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted 13% Notes or Series A Notes and Series B Notes, as applicable, being tendered or registered.

    Notices

    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

    (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company:

MMI Products, Inc.
515 West Greens Road Suite 710
Houston, Texas 77067
Telecopier No.: 281/876-1648
Attention: Chief Financial Officer

With a copy to:

Weil, Gotshal & Manges LLP
100 Crescent Court, Suite 1300
Dallas, Texas 75201
Telecopier No.: 214/746-7777
Attention: Michael A. Saslaw, Esq.

    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

    Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

    Successors and Assigns

    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of transfer Restricted Notes; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Notes from such Holder.

    Counterparts

    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    Headings

    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    Governing Law

    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

    Severability

    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision is every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    Entire Agreement

This Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements, understandings, negotiations, discussions, representations and warranties, both oral and written, among the parties hereto with respect to the subject matter hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MMI PRODUCTS, INC.
By: /s/ Robert N. Tenczar
Name: Robert N. Tenczar
Title: Vice President - Finance

BEAR, STEARNS & CO. INC.
By: /s/ Douglas R. Speegle
Name: Douglas R. Speegle
Title: Senior Managing Director